                                                                    Exhibit 2.14

Corporations Section                                         Henry Cueller
P.O. Box 13697                                               Secretary of State
Austin, Texas 78711-3697


                        Office of the Secretary of State



                              CERTIFICATE OF MERGER



The undersigned, as Secretary of State of Texas, hereby certifies that the attached articles of merger of

                          Home Credit Acquisition Inc.
                          Domestic Business Corporation
                           [Filing Number: 800007062]

                                      Into

                           First Consumer Credit, Inc.
                          Domestic Business Corporation
                           [Filing Number: 800016462]

have been filed in this office as of the date of this certificate.

Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate of merger.

Dated: 10/05/2001

Effective: 10/05/2001




                                                     /s/ Henry Cuellar
                                                  ------------------------------
                                                  Henry Cuellar
                                                  Secretary of State

                               ARTICLES OF MERGER
                                       OF
                          HOME CREDIT ACQUISITION INC.
                                      INTO
                           FIRST CONSUMER CREDIT, INC.

     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, as amended (the "TBCA"), the undersigned domestic corporations hereby adopt the following Articles of Merger for the purpose of effecting a merger in accordance with the provisions of Article 5.01 of the TBCA.

1. An Agreement and Plan of Merger, dated as of September 28, 2001 (the "Plan of Merger") was adopted in accordance with the provisions of Article 5.03 of the TBCA providing for the combination of First Consumer Credit, Inc. ("FCC"), a Texas corporation and Home Credit Acquisition Inc. ("HCA"), a Texas corporation and a wholly-owned subsidiary of U.S. Home Systems, Inc. ("U.S. Homes"), a Delaware corporation, and resulting in FCC being the surviving corporation (the "Surviving Company") in the merger (the "Merger") as a wholly owned subsidiary of U.S. Home.

2. The names of the corporations participating in the Merger and the states under the laws of which they are respectively organized are as follows:

          Name of Corporation                  Type of Entity         State
          -------------------                  --------------         -----

          Home Credit Acquisition Inc.         Corporation            Texas
          First Consumer Credit, Inc.          Corporation            Texas

3. The Articles of Incorporation and the Bylaws of FCC will be the Articles of Incorporation and the Bylaws of the Surviving Company until thereafter changed or amended as provided therein or by applicable law. No amendments or changes in the Articles of Incorporation or the Bylaws of the Surviving Company are to be effected by the Merger.

4. An executed Plan of Merger is on file at the principal place of business of the Surviving Company at 12740 Hillcrest Road, Suite 240, Dallas, Texas 75230.

5. A copy of the Plan of Merger will be furnished by the Surviving Company on written request and without cost, to any shareholder of each domestic corporation that is a party to or created by the Plan of Merger.

6. Shareholder approval of U.S. Home, a foreign corporation which is a party to the Plan of Merger, is not required pursuant to Article 5.03 of the TBCA and Section 251(c) of the Delaware General Corporate Law, as amended.

7. As to each of the undersigned domestic corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class of the Plan of Merger, are as follows:

                                                                                  Entitled to Vote as a Class
                                                                            -----------------------------------------
                                                 Number of Shares               Designation of            Number
                 Corporation                        Outstanding                     Class               of Shares
         ----------------------------       --------------------------      ---------------------    ----------------
         HCA                                           1,000                        Common                  1,000
         FCC                                           1,000                        Common                  1,000

8. As to each of the undersigned domestic corporations, the total number of shares, not entitled to vote only as a class, voted for and against the Plan of Merger, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against the Plan of Merger, respectively, are as follows:

                                                                     Number of Shares
                                     -------------------------------------------------------------------------------
                                                         Total                 Entitled to Vote as a Class
                                                                     ------------------------------------------------
                                         Total           Voted          Name of                           Voted
                Corporation            Voted For        Against          Class         Voted For         Against
         ------------------------    -------------   -------------   -------------   -------------   ----------------
         HCA                            1,000             0             Common          1,000               0
         FCC                            1,000             0             Common          1,000               0

9. As to each corporation that is a party to the Plan of Merger, the approval of the Plan of Merger and the performance of its terms was duly authorized by all action required by the laws under which each corporation was incorporated or organized and by its constituent documents.

10. The Surviving Company will be responsible for the payment of all fees and franchise taxes on the Merger and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

11. The Merger will be effective on the date of filing of these Articles of Merger with the Secretary of State of the State of Texas.


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                                       -3-

         Dated the ______day of October, 2001.


                                     HOME CREDIT ACQUISITION INC.



                                     By:         /s/ Murray H. Gross
                                        ----------------------------------------
                                        Murray H. Gross, President



                                     FIRST CONSUMER CREDIT, INC.



                                     By:         /s/ James D. Borschow
                                        ----------------------------------------
                                        James D. Borschow, President


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